Exhibit 10.3

Execution Copy

MASTER PURCHASE, SUPPLY AND DISTRIBUTION AGREEMENT

THIS MASTER PURCHASE, SUPPLY AND DISTRIBUTION AGREEMENT (this “Master Agreement”) is made and entered into as of this 7th day of May, 2004 (the “Effective Date”) by and between GEORGIA-PACIFIC CORPORATION, a Georgia corporation (“Seller”), and BLUELINX CORPORATION, a Georgia corporation (“Buyer”).

BACKGROUND

Seller and Buyer have entered into an Asset Purchase Agreement (the “APA”) pursuant to which Seller and Buyer provide for the sale to Buyer of the Acquired Assets (as defined in the APA) and the assumption by Buyer of the Assumed Liabilities (as defined in the APA) upon the terms and subject to the conditions set forth in the APA.  Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the APA.

Subject to the terms and conditions contained in this Master Agreement and the applicable Exhibit (as hereinafter defined) attached hereto, Seller desires to supply to Buyer, and Buyer desires to purchase and receive from Seller, the Products (as hereinafter defined) for marketing, distribution and sale by Buyer upon the terms and conditions set forth in this Master Agreement and the applicable Exhibit hereto.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following words, terms and phrases, when used herein, shall have the following respective meanings:

1.1           “Exhibit” shall mean Exhibit A, Exhibit B, Exhibit C, Exhibit D or Exhibit E to this Master Agreement, as applicable.

1.2           “Intellectual Property” means (i) copyrights and any other rights to any form or medium of expression; (ii) Seller Trade Secrets, privacy rights and any other protection for confidential information or ideas; (iii) patents and patent applications; (iv) any items, information or theories which are protectable or registrable under any copyright, patent, trade secret, confidentiality or other similar laws; (v) trademarks, service marks, trade-dress and trade names; and (vi) any other similar rights or interests recognized by applicable law; in each case associated with or of the Products but not including any of the foregoing to the extent developed or created by or for

Buyer or embodied in any work product developed or created by or for Buyer (including, without limitation, any trademarks and service marks of Buyer used or held for use in connection with the sale or distribution of Products as permitted pursuant to the terms of this Master Agreement).

1.3           “Laws” shall mean and include all United States and Canadian federal, provincial, state and local laws, statutes, codes, rules, regulations, ordinances, administrative rules and orders in effect from time to time, including, without limitation, any environmental or other laws relating to health and safety.

1.4           “Products” shall have the meaning given to such term in Exhibit A, Exhibit B, Exhibit C, Exhibit D or Exhibit E, as applicable.

1.5           “Product Literature” means all specifications, performance, and promotional claims, advertising materials, instructions for installation and use, other product literature, building code evaluation reports, other test reports, Material Safety Data Sheets (“MSDS”), and published warranties authorized by Seller for each Product.

1.6           “Seller Proprietary Information” means any and all of Seller’s knowledge, data or information, including Seller Trade Secrets (i) concerning the design, specifications or other characteristics of the Products, except that which Seller has distributed or hereafter approves for distribution to the public and the Products themselves; (ii) which is contained in any material or information provided by Seller for use only by Seller and its distributors, or is marked by Seller as being confidential or proprietary; (iii) regarding the prices and terms of payment paid by or warranties or guarantees extended to any customer (other than Buyer) for any Product, except that which Seller approves for distribution to the public; and/or (iv) lists of Seller’s prospective customers for the purchase of Products.  Upon any expiration or termination of this Master Agreement, Buyer and Seller acknowledge and agree that Seller’s customer lists shall no longer be considered to be a part of the Seller Proprietary Information.  For the avoidance of doubt, the term “Seller Proprietary Information” does not include (a) any of the Acquired Assets; or (b) (A) information already in the public domain, or that comes into the public domain through no wrongful act of Buyer; (B) information made available to Buyer from third parties who are not under obligation of confidentiality with respect to such information; (C) information that the Buyer can demonstrate was already in Buyer’s possession and not subject to an obligation of confidentiality; and (D) information that Buyer can demonstrate was independently developed by employees of Buyer without reference to the Seller Proprietary Information.  Notwithstanding anything to the contrary, Buyer may disclose Seller Proprietary Information pursuant to the requirements of a governmental agency, court order, discovery request in litigation or otherwise where under legal or regulatory compulsion, provided that, to the extent permissible, it gives Seller reasonable advance notice of such required disclosure sufficient to contest such requirement of disclosure or seek a protective order or other appropriate remedy.

1.7           “Territory” shall mean the United States and Canada.

1.8           “Seller Trade Secret” means any information of Seller, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, which (A) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  Trade Secrets specifically include all inventions, discoveries and improvements described in Section 11.3 and any information described herein which Seller obtains from a third party which Seller treats as proprietary or designates as trade secrets, whether or not owned or developed by Seller.  For the avoidance of doubt, the term “Seller Trade Secrets” does not include any of the Acquired Assets.

ARTICLE 2

INCORPORATION OF MASTER AGREEMENT AND EXHIBITS

Buyer and Seller acknowledge and agree that the terms and conditions set forth in this Master Agreement are hereby incorporated into each of the Exhibits attached hereto.  This Master Agreement, together with each Exhibit attached hereto, evidences and documents the terms of a fully integrated and binding agreement between Buyer and the applicable Seller regarding the sale and purchase of the Products identified in each Exhibit.  Each Exhibit shall be subject to all of the terms and conditions of this Master Agreement.  If there is any inconsistency between the provisions of this Master Agreement and the applicable Exhibit, the provisions of the Exhibit will prevail.

ARTICLE 3

BASIC RELATIONSHIP

3.1           Appointment.  Subject to this Master Agreement and the applicable Exhibits, Seller hereby appoints Buyer as a distributor of the Products within the Territory.  Seller acknowledges and agrees that Buyer shall also have the right to distribute the Products in Mexico, the islands in the Caribbean Sea and in such other locations or territories outside of the Territory as the parties may mutually agree.  Buyer hereby accepts Seller’s appointment as a distributor of the Products, subject to this Master Agreement and the applicable Exhibits.  Except as set forth in Section 5.4 hereof and the applicable Exhibits, Buyer’s source of compensation for the promotion, marketing and sale of Products sold by it shall be any revenues generated by Buyer through such activities.  Except as may be agreed to by Buyer and Seller or as set forth in an Exhibit, Seller shall not be required to pay Buyer for any such activities.

3.2           Marketing and Promotion.  The applicable Exhibits attached hereto describe the duties and responsibilities of Buyer for advertising, marketing and promoting the applicable Products and describe the promotional programs that Seller will offer Buyer with respect to the Products.  From time to time, Seller and Buyer may implement joint advertising, marketing and/or promotional programs with respect to the Products.  The parties will confer and cooperate with respect to the design, development and implementation of such advertising, marketing and/or promotional programs.

ARTICLE 4

SUPPLY

4.1           Purchase and Supply.  Seller shall supply the Products to Buyer and Buyer shall purchase the Products from Seller in accordance with the terms of this Master Agreement and the applicable Exhibits.  In the event Buyer fails or refuses to purchase any Products that Buyer is obligated or otherwise required to purchase pursuant to this Master Agreement and the Exhibits hereto (such Products being “Rejected Products”), then, notwithstanding anything to the contrary in this Master Agreement or any applicable Exhibit hereto (including, without limitation, any exclusivity provisions), Seller shall have the right to sell such Rejected Products to any third party purchaser at a price to be negotiated between Seller and such third party purchaser.

4.2           Warranties.  Each Product shall be subject to and covered by the warranty applicable to such Product, if any, as the same may be revised, amended or supplemented from time to time by Seller upon sixty (60) days prior written notice to Buyer (each a “Product Warranty”).  If Seller modifies any Product Warranty and Buyer reasonably believes such modification materially and adversely affects its ability to distribute the related Product, then Buyer may terminate its purchase commitment for such Product.  A copy of each Product Warranty is attached to the Exhibit applicable to the Product to which the Product Warranty pertains.  THE PRODUCT WARRANTIES AND THE WARRANTIES IN SECTION 4.3 AND SECTION 4.4 OF THIS MASTER AGREEMENT ARE SELLER’S SOLE WARRANTIES RESPECTING THE PRODUCTS AND ARE MADE EXPRESSLY IN LIEU OF AND EXCLUDE ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR APPLICATION OR NONINFRINGEMENT OF PATENTS AND ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES PROVIDED BY STATUTE OR COMMON LAW.

4.3           Compliance with Laws.  Seller warrants that each Product shall be free and clear of all liens and encumbrances.  Seller warrants that each Product shall be manufactured, packaged, tagged and labeled in material compliance with, and all Product Literature shall be complete, accurate and materially comply with, all applicable Laws.  Seller shall identify in an MSDS or other written statement all hazardous or toxic substances (as those terms are defined in any applicable Laws) contained in any Product, to the extent required by applicable Laws.  With the exception of such hazardous or toxic substances so identified, Seller warrants that at the time of delivery by Seller to Buyer each Product shall contain no hazardous or toxic substances.  Seller shall be solely responsible for any recall, replacement or repair of any Product ordered by any governmental authority or court, and shall defend and indemnify and hold Buyer harmless against any liability or expense in accordance with Section 9.2.

4.4           Manufacturing Rights.  Seller warrants that it has the right to manufacture the Products and sell the Products to Buyer and to grant the rights that are granted to Buyer in this Master Agreement.  Seller also warrants that the Products, as delivered to Buyer pursuant to this Master Agreement, shall not infringe any domestic or foreign patent, copyright, trade secret, trademark, service mark or other intellectual property right of any third party, and Seller shall defend, indemnify and hold Buyer harmless against any and all liability, losses, costs and expenses related thereto in accordance with Section 9.2 hereof.

ARTICLE 5

ORDERS AND SALES

5.1           Forecasts.  As soon as reasonably practicable following the Effective Date, Buyer and Seller shall meet to discuss and develop in good faith a twelve (12) month forecast of Buyer’s expected requirements for the Products for the twelve (12) months beginning on the first day of the first month after the Effective Date (the “Forecast Date”).  Thereafter, at least thirty (30) days prior to each anniversary of the Forecast Date, Buyer and Seller shall meet to discuss, and develop in good faith a twelve (12) month forecast of Buyer’s expected requirements for the Products for the twelve (12) months following such anniversary of the Forecast Date.

5.2           Purchase Orders.  Unless otherwise mutually agreed by Buyer and Seller, purchase orders shall be transmitted between Buyer and Seller on a Product by Product basis in a manner consistent with the manner in which purchase orders have been transmitted between Seller and the Business as of the Effective Date.  Without limiting the foregoing, Buyer and Seller acknowledge and agree that purchase orders may be transmitted via electronic data interchange integrating Buyer and Seller, via e-mail or via any other form of electronic transmission acceptable to both Buyer and Seller, in a manner consistent with the manner in which purchase orders have been transmitted between Seller and the Business as of the Effective Date.

5.3           Invoicing, Prices and Terms of Payment.

(a)           Seller shall invoice Buyer for the price of the Products sold at the time of the shipment of such Products.  The prices to be paid for the Products by Buyer to Seller shall be as set forth in or determined in accordance with the applicable Exhibit.  On or before***, Buyer agrees to pay all invoices received with respect to shipments of Products made through*** (the “Current Invoices”).  In the event Seller receives from Buyer payment of the full amount set forth in the Current Invoices on or before*** , then a***  discount shall apply to the purchase price for such Products set forth in such Current Invoices.  Payments not received by Seller with respect to the Current Invoices on*** in accordance with this Section 5.3 shall be deemed to be late, and the full amount set forth in the Current Invoices shall be due and payable on*** .

(b)           Notwithstanding subsection (a) of this Section 5.3, Buyer and Seller acknowledge and agree that Buyer’s first payment to Seller following the Effective Date shall not be due until*** following the Effective Date.

5.4           Rebates.  Any rebates offered by Seller to Buyer for the purchase of a specified quantity of a Product or Products shall be as set forth in the applicable Exhibit.

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

5.5           Failure to Pay.  If any event or series of events occurs which, in the reasonable opinion of Buyer, is or is reasonably likely to cause Buyer to be more than***   late in making payment to Seller with respect to any Current Invoices, Buyer agrees*** .  Notwithstanding anything to the contrary set forth herein, if Buyer is more than*** late in making payment to Seller with respect to any Current Invoices*** .

5.6           Taxes and Export/Import Compliance.  Buyer shall be responsible for:  (a) paying any and all license fees, taxes, duties, excises or charges levied or imposed by any governmental authority with respect to any of (i) the sale or purchase of the Products by it, (ii) the export of the Products from the United States, (iii) the import of the Products into the Territory, or (iv) the passage of the Products through any other country in route to the Territory, including without limitation all fines or penalties imposed by reason of Buyer’s failure to timely or properly pay any such taxes or duties; and (b) complying with the export, import and other applicable laws, regulations, rules, orders, requirements and governmental requests of the United States, Canada and any other country that may have jurisdiction over the Products in route to the Territory.  Buyer shall secure any and all licenses and permits necessary or appropriate for such compliance and shall pay any and all duties, fees, taxes and other charges associated therewith.  Buyer and Seller shall cooperate with one another in good faith so as to minimize any sales and use taxes imposed by any state or local governmental authority including, without limitation, the prompt execution and delivery of any necessary exemption certificates required to reduce or claim complete exemption from any tax.

ARTICLE 6

DELIVERY, DEFECTS AND WARRANTY CLAIMS

6.1           Delivery.  Seller shall use all commercially reasonable efforts to complete delivery of Products on or before any delivery date specified in each accepted purchase order; provided, however, that Seller does not guarantee, and shall not be under any obligation, to complete delivery at any such time.  Unless otherwise agreed to by the parties, specified in an applicable Exhibit or specified in the terms of a purchase order, all of the prices for the Products are on an*** and*** shall arrange for the freight, transportation and shipping of the Products and (i) in the case of the Products set forth on Exhibit E***; (ii) in the case of the Products set forth on Exhibit A, Exhibit B and Exhibit C*** ; and (iii) in the case of the Products set forth on Exhibit D*** .

6.2           Title and Risk of Loss.  Title to and the risk of loss for Products shall pass from Seller to Buyer at the time of shipment of the Products to Buyer.  Buyer shall be fully responsible for the Products upon and after passage of risk of loss, and shall bear all risk of loss thereof thereafter.  Seller shall have no obligation to provide for any insurance on the Products thereafter.

6.3           Notification of Defects.  Buyer shall promptly inspect the Products for obvious defects or lack of conformity with the applicable Product Warranty and the warranties

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

set forth in Section 4.3 hereof (the “Seller’s Warranties”) and shall notify Seller in writing as soon as reasonably practicable after discovery of any Products which do not conform to the Seller’s Warranties.  Failure to so inspect or to detect any Product defect or lack of conformity shall not in any way limit or diminish Buyer’s and its successors’ and assigns’ remedies against Seller with respect to any such defect, lack of conformity or otherwise.

6.4           Warranty Claims.  Except as otherwise set forth in the Exhibits, Seller shall be responsible for handling any claims associated with Products sold to Buyer under this Agreement which do not conform with the Seller’s Warranties.  Seller agrees to indemnify and hold harmless Buyer, in accordance with Section 9.2 hereof, from any and all claims and other expenses incurred by Buyer associated with any claim that the Products sold hereunder do not conform with Seller’s Warranties.  To the extent Buyer makes any representations and warranties with respect to any Product in addition to or other than the Seller’s Warranties (a “Buyer Additional Warranty”), Buyer shall be solely and exclusively responsible for handling any and all claims that arise pursuant to such Buyer Additional Warranty, and Buyer agrees to indemnify and hold harmless Seller for any and all claims and any other expenses incurred by Seller, arising out of such Buyer Additional Warranties.

6.5           Rights to Products.  With regard to Products sold by Seller to Buyer hereunder, Seller hereby waives any rights of reclamation and any liens, security interests or other such rights it may now have or hereafter acquire, whether arising under any agreement or applicable law, with regard to such Products.  Seller agrees that it shall not recall, redirect or otherwise interfere with any shipments of Products in transit to Buyer.

ARTICLE 7

BACKHAULING

Seller agrees to provide reasonable assistance to Buyer and to cooperate in good faith with Buyer, consistent with past policies and practices, to arrange backhauling services to enable Buyer to effectively and efficiently plan, manage and utilize Buyer’s trucking operations.

ARTICLE 8

DUTIES OF BUYER

8.1           General Duties.  Buyer hereby covenants and agrees that it will:

(a)           devote commercially reasonable efforts to the promotion, marketing, sale and service of the Products in the Territory, consistent with its authority and obligations under this Master Agreement and any applicable Exhibits hereto;

(b)           maintain records regarding the promotion, marketing, sale and servicing of Products, consistent with past practice of the Business; and

(c)           follow good warehousing practices, consistent with past practice of the Business, to assure that the customer/user of the Products will receive them in proper condition.

8.2           Right to Inspect.  Buyer agrees to provide any duly authorized representative of Seller with the opportunity, during Buyer’s normal business hours upon reasonable advance notice, to inspect all or any portion of Buyer’s facilities used in or records regarding the promotion, marketing, sale and servicing of the Products.  Seller agrees to provide any duly authorized representative of Buyer with the opportunity, during Seller’s normal business hours upon reasonable advance notice, to inspect all or any portion of Seller’s facilities used in or records regarding the manufacturing, packaging, tagging and labeling of the Products.

8.3           Standard of Care.  Each party warrants that it will perform hereunder and carry out its responsibilities in accordance with customarily accepted, prudent professional principles, practices, and procedures and the standard of care that would be exercised by other competent manufacturers and distributors.

ARTICLE 9

FORCE MAJEURE, INDEMNIFICATION AND INSURANCE

9.1           Force Majeure.  Subject to the applicable Exhibit, neither party shall be in default of this Master Agreement and neither party shall be liable for any damages, costs, expenses or other consequences incurred by the other party or by any other person or entity, as a result of delay in or inability to deliver or accept delivery of any Products due to circumstances or events beyond such party’s reasonable control, including, without limitation, acts of God; change in or in the interpretation of any Laws; strikes, lockouts or other labor problems; transportation delays; unavailability of supplies or materials; fire or explosion; riot, act of terrorism, military action or usurped power; or actions or failures to act on the part of a governmental authority.  Any deadlines that such party fails to meet by reason of any such circumstance or event shall be extended for such period of time as is reasonable in light of such circumstance or event.  Notwithstanding the foregoing, this Section 9.1 shall not be an excuse for non-payment or non-acceptance of Products for which title or risk of loss has passed.

9.2           Indemnification.  Seller hereby indemnifies and agrees to defend and hold Buyer harmless from and against losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred by Buyer as a result of any breach of this Master Agreement, including any breach of the warranty under Section 4.4 hereof, any Product Warranty or any Exhibit hereto by Seller.  Buyer hereby indemnifies and agrees to defend and hold Seller harmless from and against losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred by Seller as a result of any breach of this Master Agreement or any Exhibit hereto by Buyer.

If any claim or demand is asserted against Buyer by a third party with respect to the indemnities set forth in this Agreement (a “Third Party Claim”), Buyer shall give prompt written notice thereof to Seller, including copies of any pleadings in Buyer’s possession.  Within twenty (20) days of receipt of such notice, Seller shall either (i) pay the Third Party Claim in full or upon compromise agreed to by Seller and such third party, and obtain a complete and final written, release of Buyer from the Third Party Claim, or (ii) notify Buyer that Seller disputes the Third Party Claim and intends to defend against it, and thereafter so defend and pay any adverse final judgment, award or settlement amount in regard thereto.  Such defense shall be controlled by Seller, and the costs and expenses of such defense shall be borne by it.  Buyer may monitor the defense of the Third Party Claim with its own counsel and at its own expense.  If Seller fails to take action on a Third Party Claim within twenty (20) days as set forth above, then Buyer shall have the right to pay, compromise or defend the Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the costs and expenses of defense or settlement as an indemnity claim against Seller.  Buyer’s failure to conduct independent Product testing or to take other steps to verify the accuracy of Seller’s Product Literature or its representations or warranties made herein shall not be deemed to be negligence or evidence of negligence adversely, affecting, restricting or compromising Buyer’s rights under this Section 9.2 in any way.

9.3           Insurance.  Seller (subject to currently existing policy exclusions) and Buyer shall each maintain in full force and effect (1) Commercial General Liability insurance, including insurance for product liability claims, with respect to Products purchased, supplied, marketed and distributed pursuant to this Master Agreement, (2) Auto Liability insurance providing coverage for owned, hired and non-owned vehicles, and (3) Statutory Workers’ Compensation insurance.  All such insurance shall have a per occurrence limit of no less than***  and aggregate limit of no less than*** .  Such insurance policies shall be issued by companies having an A.M. Best’s rating of A-VII or better.  Seller and Buyer shall also name the other party as an additional insured on its Commercial General Liability and Auto Liability policies and provide the other party with a certificate of insurance evidencing such coverage as outlined in this Section 9.3.  Such insurance shall not be cancelable except upon no less than thirty (30) days’ prior written notice to the other party.

ARTICLE 10

TERM AND TERMINATION

10.1         Term.  The term of this Master Agreement as it relates to each Exhibit shall be as set forth in the applicable Exhibit.

10.2         Termination.

(a)           Buyer or Seller may terminate this Master Agreement or may terminate the applicable Exhibit, on written notice to the other party, effective immediately if:

(i)            the other party commits a material breach of any of its obligations under this Master Agreement or such Exhibit which is not cured within sixty (60) days of receipt of written notice from the other party specifying the breach; or

(ii)           the other party is dissolved or liquidated, files or has filed, against it a petition under any bankruptcy or insolvency law, makes a general assignment to the benefit of its creditors, has a receiver appointed for all or substantially all of its property,

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

or has a petition under any bankruptcy or insolvency law filed against it which is not dismissed within sixty (60) days.

(b)           For the avoidance of doubt, if Buyer or Seller terminates this Master Agreement, pursuant to subsection (a) of this Section 10.2, such termination shall relate solely to the agreement evidenced by the Master Agreement and any applicable Exhibit, and the Master Agreement shall remain in full force and effect for purposes of all remaining Exhibits.

(c)           The termination rights set forth in this Section 10.2 shall be in addition to any other remedy a non-defaulting party may have at law or in equity due to the other party’s breach of its obligations hereunder.

10.3         Obligations upon Expiration or Termination.

(a)           Effect as to Payments.  Neither the expiration nor the termination of this Master Agreement with respect to an Exhibit, for any reason, shall release either party from the obligation to pay any sum then owing to the other party or affect the rights, obligations or liabilities of the parties under the provisions of this Agreement which by their nature extend beyond termination, including, without limitation, Seller’s indemnification obligations under Section 9.2.  Upon termination of this Master Agreement with respect to an Exhibit under Section 10.2 hereof, all amounts payable, whether due or to become due, to one party by the other party with respect to such Exhibit shall automatically become due and payable immediately.

(b)           Effect as to Purchase Orders.  Upon expiration or termination of this Master Agreement with respect to an Exhibit hereto, either party may, at its discretion and without penalty, cancel any outstanding purchase orders in respect of such Exhibit.  In the absence of such a cancellation of an order, both Seller and Buyer shall be responsible for performing such order.

10.4         Transactions after Termination.  If either Buyer or Seller has any business relations with the other party after the termination of this Master Agreement with respect to an Exhibit, such relations shall not be construed as a renewal of this Master Agreement with respect to such Exhibit or as a waiver of such termination, but all such transactions shall be governed by terms identical with the provisions of this Master Agreement and such Exhibit relating thereto, unless the parties otherwise agree in writing.

10.5         Survival of Obligations.  Any provision of this Master Agreement or an Exhibit that imposes an obligation after the expiration or termination of this Master Agreement or Exhibit shall survive the expiration or termination of this Master Agreement or Exhibit until the obligation has been fulfilled or any applicable period of effectiveness has expired.

10.6         Setoff.  In the event of any termination by either party or any breach by a party of this Master Agreement (including any applicable Exhibit hereto), the non-breaching party may reduce any amounts owed by it to the breaching party under any other agreements between the parties (including, without limitation, any agreements evidenced by this Master Agreement and any other Exhibit hereto) by any amounts owed by the breaching party as a result of the termination or breach (the “Setoff Amount”).  If the Setoff Amount is unascertainable, the nonbreaching party may, acting in a commercially reasonable manner, estimate the amount thereof and reduce its payment obligations to the breaching party as set forth herein in respect of the estimate, subject to accounting to the breaching party when the Setoff Amount is ascertained.

The rights provided for in this Section 10.6 are in addition to but without duplication of, and not in limitation of, any other right or remedy available to the non-breaching party (including, without limitation, any right of setoff, offset, combination of accounts, deduction, counterclaim, retention, or withholding), whether arising under this Master Agreement, any applicable Exhibit hereto or any other agreement, under applicable law, in equity, or otherwise.  For purposes of this Section 10.6, the term “owed” means, as of any date of determination, any amounts invoiced, capable of being invoiced, or accrued as of such date.  Each party shall give the other party notice of any setoff pursuant to this Section 10.6, as soon as practicable thereafter; provided that failure to give such notice shall not affect the validity of the setoff.

ARTICLE 11

PROTECTION OF SELLER PROPRIETARY INFORMATION

11.1         Confidential Information.

(a)           Ownership, Use and Disclosure of Seller Proprietary Information and Intellectual Property.  Buyer hereby acknowledges and agrees that, as between Seller and Buyer, Seller is and shall at all times remain the owner of all right, title and interest in and to the Seller Proprietary Information.  Seller hereby grants to Buyer a limited, non-exclusive, royalty-free, fully-paid license to use the Seller Proprietary Information and the Intellectual Property associated with the Products solely in the distribution, promotion, marketing, sale and servicing of Products in the Territory in accordance with the terms of this Master Agreement and any applicable Exhibits hereto.  Buyer agrees that during the term of this Master Agreement and for a period of three (3) years following any expiration or termination of this Master Agreement, except in the case of a Seller Trade Secret with respect to which the following confidentiality restrictions shall continue for so long as such information constitutes a trade secret under applicable law, it shall not, without the prior written consent of Seller use, copy or disclose to any person or entity any Seller Proprietary Information or Seller Trade Secrets, except as authorized in this Master Agreement including, without limitation, in connection with the exercise of the license rights granted in this Section 11.1(a).  Except as required by Law or as otherwise agreed by Seller, Buyer will disclose Seller Proprietary Information only on a need-to-know basis and only to:  (i) those employees or consultants of Buyer who are employed or engaged in connection with promoting, marketing, selling or servicing the Products; or (ii) those customers or potential customers (and their employees and consultants) which are purchasers or possible purchasers of Products.  In addition, Buyer shall take reasonable steps to ensure that all of its employees, consultants, agents, customers and potential customers (and employees, consultants and agents of customers and potential customers) who receive any Seller Proprietary Information are aware of and, in the case of Buyer’s employees, consultants and agents, comply with Buyer’s confidentiality covenants set forth herein.  Buyer acknowledges and agrees that, in the event of a breach by Buyer of the foregoing confidentiality restrictions, Seller shall suffer irreparable damages not compensable by money damages and, therefore, shall be entitled to injunctive relief.

(b)           Terms of the Agreement.  Buyer hereby acknowledges and agrees that the terms and conditions of the Master Agreement and all Exhibits including, but not limited, to the pricing terms shall be considered Seller Proprietary Information and shall be subject to the confidentiality restrictions set forth in this Section 11.1.

(c)           Return of Information.  Upon any expiration or termination of this Master, Agreement and/or any of the Exhibits attached hereto, Buyer shall at its own expense return, or cause to be returned, to Seller or destroy all physical embodiments of any Seller Proprietary Information, which are then in the possession of Buyer or any of its current or former employees or consultants with respect to the Products specified in the applicable Exhibit(s) hereto.  Buyer shall also return or cause to be returned to Seller, at Seller’s reasonable request and expense, any and all other training, pricing lists, marketing or sales materials and technical information concerning the applicable Products, except to the extent reasonably necessary in connection with the disposal of Buyer’s inventory of Products.  Upon such disposal, such materials shall be returned to Seller.  Notwithstanding the foregoing, Buyer shall not be obligated to return to Seller or destroy any purchase orders, invoices, proofs of delivery, bills of lading or similar documents exchanged or executed by the parties in connection with Seller’s sale of Products to Buyer that may contain Seller Proprietary Information, but such documents shall continue to be subject to the provisions of this Article 11.

11.2         Intellectual Property.  Buyer shall use the Intellectual Property embodied in the Products (and the advertising, promotional and informational materials associated therewith) as provided by Seller solely in its role as a distributor of the Products pursuant to the Master Agreement, and shall not modify the same without the prior written permission of Seller.  Any and all goodwill arising out of Buyer’s use of Intellectual Property shall be and remain the exclusive property of Seller.  Other than the right granted herein to distribute the Intellectual Property embodied in the Products and related materials, Buyer shall have no rights in or to the Intellectual Property.

11.3         Title to Inventions, Discoveries and Improvements.  The parties agree that if any inventions, discoveries or improvements are conceived, first reduced to practice, made or developed by Seller in connection with the design, specifications or other characteristics of the Products, Seller shall own all right, title and interest in such inventions, discoveries or improvements and any patents that may be granted thereon in any country in the world.  In the event that any such inventions, discoveries or improvements are conceived, first reduced to practice, made or developed jointly by both Buyer and Seller during the course of their performance under the Master Agreement or any Exhibit hereto, Seller shall hold all right, title and interest in and to any such inventions jointly developed by Seller and Buyer; provided, however, that Seller hereby grants to Buyer a perpetual, royalty-free, worldwide, nonexclusive, fully transferable right and license to make, use, sell, lease, license,, reproduce, distribute and modify, and create derivative works based upon, such inventions, discoveries or improvements, without obligation to share revenues derived therefrom with Seller or any third party.

11.4         Infringement Allegations.  Buyer agrees to advise Seller promptly of all knowledge Buyer obtains after the Effective Date with respect to (i) any allegations that any aspect of any Product or Intellectual Property infringes upon any patent, mark, copyright or other intellectual property of any person or entity, (ii) any demand, suit or action brought by any person or entity in any forum that contains or asserts any such allegations, or (iii) any material infringement of Intellectual Property by any person or entity.  Buyer agrees that if it is a named party in any such demand, suit or action, it will not object to the intervention or other participation by Seller in such demand, suit or action, at Seller’s election and expense.  Subject to Section 4.4 and Section 9.2, Seller retains the exclusive right to protect or defend the Intellectual Property but shall not be obligated to do so and does not warrant the validity of the Intellectual Property.

ARTICLE 12

DISPUTE RESOLUTION

(a)           Buyer and Seller hereby agree to attempt in good faith to resolve any controversy or claim arising out of or relating to this Master Agreement or any Exhibit promptly by negotiations between representatives of Buyer and Seller who have authority to settle the controversy.

(b)           In the event that a dispute arises between Buyer and Seller with respect to a controversy or claim arising out of or relating to this Master Agreement or any Exhibit, the disputing party shall give the other party written notice of the dispute.  Within twenty (20) days after receipt of the disputing party’s notice, the receiving party shall submit to the disputing party a written response.  The notice and response shall include (i) a statement of each party’s position and a summary of the evidence and arguments supporting its position; and (ii) the name and title of the person who will represent that party.  The representatives shall meet for negotiations at a mutually agreed time and place within thirty (30) days of the date of the disputing party’s notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute.

(c)           If the dispute between Buyer and Seller has not been resolved within sixty (60) days from the receipt of the disputing party’s notice, or if the receiving party will not meet within thirty (30) days from the receipt of the disputing party’s notice, Buyer and Seller will attempt in good faith to resolve the controversy or claim by mediation in accordance with the American Arbitration Association model procedures for mediation of business/commercial disputes.

(d)           If the matter has not been resolved pursuant to the mediation procedure described in subsection (c) of this Article 12 within sixty (60) days of the commencement of such procedure, or if either party will not participate in such mediation, then either party may initiate litigation.

(e)           The procedures specified in this Article 12 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Master Agreement; provided, however, that a party may seek a preliminary injunction or other judicial relief if such action is necessary in the reasonable judgment of such party to avoid irreparable damage.  Despite any such action, the parties will continue to participate in good faith in the procedures specified in this Article 12.  All applicable statutes of limitation shall be tolled while the procedures specified in this Article 12 are pending, and the parties will take such action, if any, required to effectuate such tolling.  In addition, the parties may agree to extend the deadlines described in this Article 12.  Notwithstanding the foregoing, a party shall not be required to follow the procedures set forth in this Article 12 prior to exercising any termination right set forth in Article 10 or prior to seeking injunctive relief as otherwise provided in this Master Agreement.

ARTICLE 13

MISCELLANEOUS

13.1         Independent Relationship.  The relationship of Seller and Buyer created pursuant to this Master Agreement is, and is intended to be, that of independent contractors.  This Master Agreement does not constitute, nor shall it be construed to constitute, one party as an employee, agent, representative, partner or joint venture partner of the other party for any purpose.  Neither party is granted, nor shall a party represent that it has been granted, any authority to assume or create any obligation of or in the name of the other party or to make collections for the other party.  Each party acknowledges and agrees that the other party shall not be bound by any representations, warranties, covenants, contracts, agreements or understandings made by such party or to which such party may be subject that are inconsistent with any provisions of this Master Agreement.  Each party shall be responsible for the acts and omissions of its employees, contractors, consultants and agents with respect to this Master Agreement.

13.2         Not a Franchise or Business Opportunity.  Both parties acknowledge and agree that the distributor relationship created by this Master Agreement is not intended to be and shall not be construed to be a franchise or business opportunity under the laws or regulations of the United States or of the State of Georgia.

13.3         Limitation of Liability.  Solely as between Buyer and Seller, the total liability of Seller with respect to the sale of the Products, whether in contract, warranty, tort (including without limitation negligence), strict liability or otherwise, shall*** .  In no event, whether in contract, warranty, tort (including without limitation negligence), strict liability or otherwise, shall Seller*** .  The foregoing provisions of this Section 13.3 shall in no event limit the liability of Seller for indemnification of Buyer in respect of Third Party Claims.

13.4         Severability.  If any provision of this Master Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired, and the parties shall use their best efforts to substitute a valid, legal and enforceable provision, which, insofar as practical, implements the purpose of this Master Agreement.

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

13.5         Counterparts.  This Master Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

13.6         Governing Law.  This Master Agreement shall be governed by, and any matter or dispute arising out of this Agreement shall be determined by, the laws of the State of Georgia.

13.7         Headings.  “Article,” “Section” and other headings contained in this Master Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Master Agreement.  All personal pronouns used in this Master Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

13.8         Entire Agreement.  This Master Agreement, and the Exhibits attached hereto, represents the entire agreement of the parties with respect to its subject matter.  Any and all prior discussions or agreements with respect hereto are merged into and superseded by the terms of this Master Agreement.  This Master Agreement may be modified or amended only in writing signed by all of the parties which expressly refers to this Master Agreement and states an intention to modify or amend it.  No such amendment or modification shall be effected by use of any purchase order, acknowledgment, invoice or other form of either party and in the event of conflict between the terms of this Master Agreement and any such form, the terms of this Master Agreement shall control.

13.9         Assignment.

(a)           Except as otherwise provided in this Section 13.9, Buyer and Seller may not assign this Master Agreement or any Exhibit, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect.

(b)           Seller may assign this Master Agreement and any Exhibit without the consent of Buyer to (i) any affiliate of Seller that manufactures the Products identified in the applicable Exhibit being assigned, (ii) any successor (by merger, consolidation, purchase of assets or otherwise) of Seller, or (iii) any entity or person that acquires, upon the sale or other disposition by Seller, the division or manufacturing facilities responsible for or associated with the manufacturing of the Products identified in the applicable Exhibit; provided, however, that in the event that Buyer reasonably determines that the creditworthiness or financial condition of the party to which this Master Agreement and the applicable Exhibit will be assigned by Seller pursuant to this subsection (b) is inadequate or insufficient to assure Buyer of such party’s ability to fully perform hereunder, then Buyer shall have the right to require that such assignment be conditioned upon such party’s agreement to amend certain material provisions of this Master Agreement and the applicable Exhibit, including, without limitation, Section 5.3 and any provision in the applicable Exhibit relating to exclusivity obligations and minimum purchase volumes.

(c)           Buyer may assign this Master Agreement and any Exhibit without the consent of Seller to (i) any affiliate of Buyer that is not a competitor of Seller, or (ii) any successor (by merger, consolidation, purchase of assets or otherwise) of Buyer that is not a competitor of Seller; provided, however, that in the event that Seller reasonably determines that the creditworthiness or financial condition of the party to which this Master Agreement and the applicable Exhibit will be assigned by Buyer pursuant to this subsection (c) is inadequate or insufficient to assure Seller of such party’s ability to fully perform hereunder, then Seller shall have the right to require that such assignment be conditioned upon such party’s agreement to amend certain material provisions of this Master Agreement and the applicable Exhibit, including, without limitation, Section 5.3 and any provision in the applicable Exhibit relating to exclusivity obligations and minimum purchase volumes.

(d)           Seller acknowledges and agrees that Buyer will be entering into certain credit facilities and other financing arrangements and that, in order to secure Buyer’s obligations thereunder, Buyer may grant to the agents and lenders under such facilities (collectively, the “Lenders”) a perfected lien on and security interest in, among other things, all of Buyer’s right, title and interest in, to and under this Master Agreement.  Seller hereby consents to the collateral assignment by Buyer to the Lenders, and the granting to the Lenders of a perfected lien on and security interest in, all of Buyer’s right, title and interest in, to and under this Master Agreement.  Seller agrees, if so requested by any of the Lenders, to execute and deliver to such Lender a written consent in furtherance of Seller’s agreements set forth in this Section 13.9(d).

(e)           For the avoidance of doubt, in the event any Exhibit is assigned pursuant to this Section 13.9, the Master Agreement shall also be assigned solely with respect to such Exhibit, and shall remain in full force and effect between Buyer and Seller with respect to all other Exhibits.  No assignment by Seller or Buyer of, this Master Agreement or an Exhibit to an affiliate shall relieve Seller or Buyer, as the case may be, of its obligations hereunder.

13.10       No Subcontracting.  Neither party shall subcontract any of its duties or obligations under the Master Agreement to any other party without the prior written consent of the other party.

13.11       Binding Effect.  This Master Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, representatives and permitted assigns.

13.12       Interpretation.  This Master Agreement was fully negotiated by both parties hereto and shall not be construed more strongly against either party hereto regardless of which party is responsible for its preparation.

13.13       Further Assurances.  Upon the reasonable request of any other party, each party hereto agrees to take any and all actions necessary or appropriate to give effect to the terms set forth in this Master Agreement.

13.14       Confidentiality.  The terms of this Master Agreement and the Exhibits (including, without limitation, all information concerning volume commitments and the prices of Products sold or to be sold thereunder), and the Schedules hereto, all information contained herein and therein, and all the negotiations and communications leading hereto and thereto, shall remain confidential and shall not be disclosed by either party to any person not a party to this Master Agreement or applicable Exhibit without the prior written consent of the other party; provided, that nothing herein will preclude any party from disclosing such information, or any part thereof, if such disclosure is required by Law or by subpoena or order issued by a court, administrative agency, governmental department or legislative body (though each party will promptly notify the other of any such required disclosure and will use best efforts to oppose such disclosure or obtain confidential treatment thereof, and will in any case only disclose that portion of such information which is required to be disclosed).  Any such disclosures shall be made under appropriate written assurances of confidentiality from the party seeking disclosure.  The parties shall cooperate to protect this Master Agreement and the Exhibits and all materials related thereto from disclosure.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Master Agreement as of the day and year first above written.

“Seller”

GEORGIA-PACIFIC CORPORATION

By:	/s/ David J. Paterson
Name: David J. Paterson
Title: Executive Vice President—Building Products

“Buyer”

BLUELINX CORPORATION

By:	Steven C. Hardin
Name: Steven C. Hardin
Title: Vice President—West

[Signature Page to Master Purchase, Supply and Distribution Agreement]

EXHIBIT A

ENGINEERED LUMBER PRODUCTS

The terms and conditions of the Master Agreement are incorporated herein by reference.  In the event of any inconsistency between this Exhibit A and the Master Agreement, the terms of this Exhibit A shall control.

ARTICLE 1

DEFINITIONS

1.1           Definitions.  For purposes of this Exhibit A, the following terms shall have the following meanings:

“Contract Year” means each consecutive twelve (12) month period following the Effective Date of the Master Agreement.

“Products” means Wood I Beam™, G-P Lam® LVL, and Rim Board manufactured by Seller at its facilities in Roxboro, North Carolina and Ocala, Florida, and such other products as may be added from time to time upon the mutual agreement of Seller and Buyer.  For the avoidance of doubt, the name associated with any of the Products may be changed upon the mutual agreement of Buyer and Seller for marketing or other purposes, and the definition of “Products” shall include all products substantially similar to the Products listed above, regardless of the name given to such products.

1.2           Other Definitional Provisions.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Master Agreement.

ARTICLE 2

PURCHASE AND SUPPLY

2.1           All Output.  During the term hereof, Seller shall supply the Products exclusively to Buyer and, subject to Section 2.2 hereof, Buyer shall use Commercially Reasonable Efforts (as hereinafter defined) to purchase from Seller***   of the Products manufactured by Seller.  For purposes of this Exhibit A, the term “Commercially Reasonable Efforts” means that Buyer will ensure that the***  manufacturing facilities are*** utilized for customers*** .

2.2           ***

2.3           ***

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

2.4           New Seller Manufacturing Facilities.  If Seller (i) adds greater than***  of additional capacity on an annualized basis at*** or (ii) purchases, builds or otherwise acquires any new or additional facilities that will be utilized to manufacture the Products, then Buyer and Seller agree to negotiate in good faith regarding how such additional quantities of and capacity for the Products will be sold, purchased, marketed, promoted and distributed by the parties.

ARTICLE 3

PRICING

***

ARTICLE 4

SALES FORCE, CONSULTING AND MARKETING

4.1           Sales Force and Consulting.  Seller and Buyer agree (i) to use commercially reasonable efforts to sell the Products, (ii) to cause their respective employees to cooperate in all marketing and sales efforts related to the sale of the Products*** .

4.2           Marketing.  Buyer and Seller shall mutually agree on the level and extent of marketing aid and support that Seller will provide to Buyer during each twelve (12) month period following the Effective Date.  Such aid may include, without limitation, marketing and promotion through Product Literature and print advertising.

ARTICLE 5

***

ARTICLE 6

PRODUCTION SCHEDULE

Seller agrees to notify Buyer weekly regarding the production scheduling of Seller’s manufacturing facilities of engineered lumber Products.  Other than as a result of force majeure*** , Seller shall not reduce the availability to Buyer of Products*** or cease the manufacture of Products at the*** manufacturing facilities without twelve (12) months prior notice to Buyer.***

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

ARTICLE 7

INTELLECTUAL PROPERTY

7.1           Ownership of Intellectual Property.  All intellectual property including, but not limited to, certain software developed for or used in connection with technical services provided by Buyer in connection with the Products belongs solely and exclusively, to Seller (the “Engineered Lumber Intellectual Property”).

7.2           License.  In connection with Buyer’s provision of technical services in relation to sales of the Products, Seller hereby grants a limited, non-exclusive, royalty free, fully-paid license to Buyer, with the right to sublicense to its customers, for the Engineered Lumber Intellectual Property.  The ‘license granted hereby shall survive the termination of this Exhibit A and the Master Agreement as it relates to this Exhibit A.

ARTICLE 8

TERM

Unless earlier terminated in accordance with the provisions of the Master Agreement or this Exhibit A, the term of the agreement between Buyer and Seller with respect to this Exhibit A and the incorporated terms of the Master Agreement shall commence on the Effective Date and shall thereafter continue in effect until the fifth (5th) anniversary of the Effective Date (the “Initial Term”).  Either party may terminate this Exhibit A and the Master Agreement, solely as it relates to this Exhibit A, by giving two (2) years prior written notice thereof to the other party, which written notice may not be given by either party prior to the fourth (4th) anniversary of the Effective Date.  If neither party has delivered a written termination notice to the other party pursuant to the foregoing, following the Initial Term the term of this agreement shall continue until either party terminates this Exhibit A and the Master Agreement, solely as it relates to this Exhibit A, by giving two (2) years prior written notice thereof to the other party.

ARTICLE 9

NOTICES

All notices and other communications required or permitted under the Master Agreement or this Exhibit A shall be in writing and given to the parties at the addresses listed below (or to such other address as shall at any time be designated by any party in writing to the other parties):  (a) by certified U.S. mail, return receipt requested, postage prepaid; (b) by facsimile transmission (provided confirmation of the receipt thereof is obtained); (c) by a nationally-recognized overnight courier service (e.g., Federal Express); or (d) by hand-delivery:

If to the Seller:	Georgia-Pacific Corporation 55 Park Place, 17th Floor Atlanta, GA 30303 Attention: Walter Robbins Phone: 404-652-3549 Fax: 404-487-3989

If to Buyer:	BlueLinx Corporation 4100 Wildwood Parkway” Atlanta, GA 30339 Attention: Barbara V. Tinsley Phone: 770-953-7089 Fax: 770-953-7008

All such notices shall be deemed effective (i) when actually delivered or when sent by facsimile (upon electronic confirmation of receipt), (ii) three (3) days after being deposited in the United States mail, first class, postage prepaid, or (iii) one (1) day after being delivered to a nationally-recognized overnight delivery service.

[NOTE:  Any Product Warranties will be attached to this Exhibit A.]

EXHIBIT B

IWP EXCLUSIVE PRODUCTS

The terms and conditions of the Master Agreement are incorporated herein by reference.  In the event of any inconsistency between this Exhibit B and the Master Agreement, the terms of this Exhibit B shall control.

ARTICLE 1

DEFINITIONS

1.1           Definitions.  For purposes of this Exhibit B, the following terms shall have the following meanings:

“Catawba® Products” means Catawba® Hardboard Siding and PrimeTrim®.

“Contract Year” means each consecutive twelve (12) month period following the Effective Date of the Master Agreement.

“Decking” means Particleboard Decking (Novodeck® and Novoflor®).

“Decorative Paneling” means Simulated Wood Grain and Decorative Finished Wall Paneling, Prefinished Real Wood Paneling, Wainscot Paneling, Melamine Finish on Hardboard (Tileboard).

“Products” means Simulated Wood Grain and Decorative Finished Wall Paneling, Prefinished Real Wood Paneling, Wainscot Paneling, Melamine Finish on Hardboard (Tileboard), Catawba® Hardboard Siding, PrimeTrim®, Particleboard Decking (Novodeck® and Novoflor®) and such other products as may be added from time to time upon the mutual agreement of Seller and Buyer.  For the avoidance of doubt, Buyer acknowledges and agrees that Seller reserves the right to change the name associated with any of the Products for marketing or other purposes, and the definition of “Products” shall include all products substantially similar to the Products listed above, regardless of the name given to such products.

1.2           Other Definitional Provisions.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Master Agreement.

ARTICLE 2

PURCHASE AND SUPPLY

2.1.          All Output.  During the term hereof, and subject to Section 2.2 and Section 5.2 hereof, Seller shall supply the Products exclusively to Buyer for distribution and marketing in the Territory and Buyer shall use Commercially Reasonable Efforts (as hereinafter defined) to purchase from Seller***  of the Products manufactured by Seller for distribution and marketing in the Territory.  For purposes, of this Exhibit B, the term “Commercially Reasonable Efforts” means that Buyer will ensure that Seller’s manufacturing capabilities for the Products are*** utilized*** .

2.2           ***

2.3           ***

ARTICLE 3

PRICING

***

ARTICLE 4

TERM

Unless earlier terminated in accordance with the provisions of the Master Agreement or this Exhibit B, the term of the agreement between Buyer and Seller with respect to this Exhibit B and the incorporated terms of the Master Agreement shall commence on the Effective Date and shall thereafter continue in effect until the fifth (5th) anniversary of the Effective Date (the “Initial Term”).  Either party may terminate this Exhibit B and the Master Agreement, solely as it relates to this Exhibit B, by giving two (2) years prior written notice thereof to the other party, which written notice may not be given by either party prior to the fourth (4th) anniversary of the Effective Date.  If neither party has delivered a written termination notice to the other party pursuant to the foregoing, following the Initial Term the term of this agreement shall continue until either party terminates this Exhibit B and the Master Agreement, solely as it relates to this Exhibit B, by giving two (2) years prior written notice thereof to the other party.

ARTICLES

MARKETING AND SALES

5.1           Sales Efforts.  Seller and Buyer agree (i) to use commercially reasonable efforts to sell the Products, (ii) to cause their respective employees to cooperate in all marketing and sales efforts related to the sale of the Products*** .

5.2           ***

5.3           ***

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

5.4           Product Promotion.  Buyer and Seller shall mutually agree on the level and extent of marketing aid and support that Seller will provide to Buyer during each twelve (12) month period following the Effective Date.  Such aid may include, without limitation, marketing and promotion through Product Literature and print advertising.***

ARTICLE 6

FIELD REPRESENTATIVES AND CLAIMS INSPECTIONS

6.1           Field Representatives.  For all Products, Buyer agrees to employ field representatives to perform reasonable and customary support services related to the Products.  Buyer and Seller agree that the nature and extent of such services shall be determined by what is typical, standard or customary in the relevant marketplace.

6.2           ***

ARTICLE 7

NOTICES

All notices and other communications required or permitted under the Master Agreement or this Exhibit B shall be in writing and given to the parties at the addresses listed below (or to such other address as shall at any time be designated by any party in writing to the other party):

By certified U.S. mail, return receipt requested, postage prepaid; (b) by facsimile transmission (provided confirmation of the receipt thereof is obtained); (c) by a nationally-recognized overnight courier service (e.g., Federal Express); or (d) by hand-delivery:

If to the Seller:	Georgia-Pacific Corporation 55 Park Place, 17th Floor Atlanta, GA 30303 Attention: H. Elliott Savage Phone: 404-652-3615 Fax: 404-749-2379

If to Buyer:	BlueLinx Corporation 4100 Wildwood Parkway Atlanta, GA 30339 Attention: Barbara V. Tinsley Phone: 770-953-7089 Fax: 770-953-7008

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

All such notices shall be deemed effective (i) when actually delivered or when sent by facsimile (upon electronic confirmation of receipt), (ii) three (3) days after being deposited in the United, States mail, first class, postage prepaid, or (iii) one (1) day after being delivered to a nationally-recognized overnight delivery service.

[NOTE:  Any Product Warranties will be attached to this Exhibit B.]

EXHIBIT C

IWP NON-EXCLUSIVE PRODUCTS

The terms and conditions of the Master Agreement are incorporated herein by reference.  In the event of any inconsistency between this Exhibit C and the Master Agreement, the terms of this Exhibit C shall control.

ARTICLE 1

DEFINITIONS

1.1           Definitions.  For purposes of this Exhibit C, the following terms shall have the following meanings:

“National Accounts” shall mean***  and such other parties as may be added from time to time upon the mutual agreement of Seller and Buyer.

“Products” means Particleboard, Industrial and Dealer Hardboard, Thick and Thin Medium Density Fibreboard, Thermally Fused Melamine Board (Duramine), Softboard Sheathing, Hardwood Plywood and such other products as may be added from time to time upon the mutual agreement of Seller and Buyer.  For the avoidance of doubt, Buyer acknowledges and agrees that Seller reserves the right to change the name associated with any of the Products for marketing or other purposes, and the definition of “Products” shall include all products substantially similar to the Products listed above, regardless of the name given to such products.

1.2           Other Definitional Provisions.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Master Agreement.

ARTICLE 2
PURCHASE AND SUPPLY

2.1           Buyer Obligations.  Buyer agrees to use commercially reasonable efforts (subject to availability of supply, distance to customer and pricing levels determined to be at or near market averages) to purchase Products from Seller rather than purchasing competing products from third party manufacturers or suppliers.  For Products that are priced at or near market average prices, Buyer agrees to designate Seller as its preferred supplier of such Products, as opposed to purchasing competing products, or to otherwise give preferential consideration to Seller in respect of such Products relative to competing products.

2.2           Seller Obligations.  Seller agrees to use commercially reasonable efforts for Products that are priced at or near market average prices to designate Buyer as its preferred distributor of such Products and to otherwise give preferential consideration to Buyer in respect of such Products relative to distributors or dealers.

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

2.3           Sale of Products***  .  Notwithstanding anything to the contrary set forth in the Master Agreement or in this Exhibit C, Buyer acknowledges and agrees that*** .

ARTICLE 3
PRICING

***

ARTICLE 4
MARKETING AND SALES

4.1           Cooperation.  Seller and Buyer agree to cause their respective employees to cooperate in all marketing and sales efforts related to the sale of the Products to National Accounts*** .

4.2           Product Promotion.  Buyer and Seller shall mutually agree on the level and extent of marketing aid and support that Seller will provide to Buyer during each twelve (12) month period following the Effective Date.  Such aid may include, without limitation, marketing and promotion through Product Literature and print advertising.

ARTICLE 5
FIELD REPRESENTATIVES AND CLAIMS INSPECTIONS

5.1           Field Representatives.  Unless otherwise agreed by the parties, Buyer agrees to employ field representatives to perform certain services related to the Products to*** and such other customers as the parties may mutually agree.  Such services shall include, without limitation, in-store support, store aisle management, sign installation, literature stocking and point of purchase display maintenance.***

5.2           ***

ARTICLE 6
TERM

Unless earlier terminated in accordance with the provisions of the Master Agreement or this Exhibit C, the term of the agreement between Buyer and Seller with respect to this Exhibit C and the incorporated terms of the Master Agreement shall commence on the Effective Date and shall thereafter continue in effect until the fifth (5th) anniversary of the Effective Date (the “Initial Term”).  Either party may terminate this Exhibit C and the Master Agreement, solely as it relates to this Exhibit C, by giving two (2) years prior written notice thereof to the other party, which written notice may not be given by either party prior to the fourth (4th) anniversary of the Effective Date.  If neither party has delivered a written termination notice to the other party pursuant to the foregoing, following the Initial Term the term of this agreement shall continue until either party terminates this Exhibit C and the Master

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

Agreement, solely as it relates to this Exhibit C, by giving two (2) years prior written notice thereof to the other party.

ARTICLE 7
NOTICES

All notices and other communications required or permitted under the Master Agreement or this Exhibit C shall be in writing and given to the parties at the addresses listed below (or to such other address as shall at any time be designated by any party in writing to the other parties):  (a) by certified U.S. mail, return receipt requested, postage prepaid; (b) by facsimile transmission (provided confirmation of the receipt thereof is obtained); (c) by a nationally-recognized overnight courier service (e.g., Federal Express); or (d) by hand-delivery:

If to the Seller:	Georgia-Pacific Corporation 55 Park Place, 17th Floor Atlanta, GA 30303 Attention: H. Elliott Savage Phone: 404-652-3615 Fax: 404-749-2379

If to Buyer:	BlueLinx Corporation 4100 Wildwood Parkway Atlanta, GA 30339 Attention: Barbara V. Tinsley Phone: 770-953-7089 Fax: 770-953-7008

All such notices shall be deemed effective (i) .when actually delivered or when sent by facsimile (upon electronic confirmation of receipt), (ii) three (3) days after being deposited in the United States mail, first class, postage prepaid, or (iii) one (1) day after being delivered to a nationally-recognized overnight delivery service.

[NOTE:  Any Product Warranties will be attached to this Exhibit C.]

EXHIBIT D

LUMBER PRODUCTS

The terms and conditions of the Master Agreement are incorporated herein by reference.  In the event of any inconsistency between this Exhibit D and the Master Agreement, the terms of this Exhibit D shall control.

ARTICLE 1
DEFINITIONS

1.1           Definitions.  For purposes of this Exhibit D, the following terms shall have the following meanings:

“Contract Year” means each consecutive twelve (12) month period following the Effective Date of the Master Agreement.

“Products” means, Southern Lumber, Western Lumber, Hardwood Lumber, Treated Lumber and such other products as may be added from time to time upon the mutual agreement of Seller and Buyer.  For the avoidance of doubt, Buyer acknowledges and agrees that Seller reserves the right to change the name associated with any of the Products for marketing or other purposes, and the definition of “Products” shall include all products substantially similar to the Products listed above, regardless of the name given to such products.

1.2           Other Definitional Provisions.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Master Agreement.

ARTICLE 2
PURCHASE AND SUPPLY REQUIREMENTS

2.1           Southern Lumber.  Each Contract Year during the term hereof, Seller agrees to make available for sale to Buyer***  Southern Lumber (the “Southern Lumber Minimum”), which amount shall be broken down to a designated number of truckloads per week from the specified Seller mills.  The breakdown per mill attached hereto shall be applicable for the first Contract Year following the Effective Date.  Contracted volumes/tallies may be revised, amended or modified based on mutual agreement between Buyer and Seller.

2.2           Green Douglas Fir and Hem Fir.  Each Contract Year during the term hereof, Seller agrees to make available for sale to Buyer*** Green Douglas Fir and*** Hem Fir (the “Green Douglas Fir and Hem Fir Minimum”), which amount shall be broken down to a certain number of carloads/truckloads per week from the specified Seller mills.  The initial contracted volumes/tallies shall be as set forth in the Green Douglas Fir and Hem Fir volume schedule attached hereto (the “Fir Volume Schedule”).  Contracted volumes/tallies may be revised, amended or modified based on mutual agreement between Buyer and Seller.

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

2.3           ***

ARTICLE 3
PRICING

***

ARTICLE 4
FIELD REPRESENTATIVES AND CLAIMS INSPECTIONS

4.1           Field Representatives.  Unless otherwise agreed by the parties, Buyer agrees to employ field representatives to perform certain services related to the Products to various customers of the Products, as mutually agreed by the parties.  Such services shall include, without limitation, in-store support, Product knowledge classes, store aisle management, sign installation, materials inspections, literature stocking and point of purchase display maintenance.  Seller agrees to pay to Buyer*** .

4.2           ***

ARTICLE 5
TERM

Unless earlier terminated in accordance with the provisions of the Master Agreement or this Exhibit D, the term of the agreement between Buyer and Seller with respect to this Exhibit D and the incorporated terms of the Master Agreement shall commence on the Effective Date and shall thereafter continue in effect until the fifth (5th) anniversary of the Effective Date (the “Initial Term”).  Either party may terminate this Exhibit D and the Master Agreement, solely as it relates to this Exhibit D, by giving two (2) years prior written notice thereof to the other party, which written notice may not be given by either party prior to the fourth (4th) anniversary of the Effective Date.  If neither party has delivered a written termination notice to the other party pursuant to the foregoing, following the Initial Term the term of this agreement shall continue until either party terminates this Exhibit D and the Master Agreement, solely as it relates to this Exhibit D, by giving two (2) years prior written notice thereof to the other party.

ARTICLE 6
NOTICES

All notices and other communications required or permitted under the Master Agreement or this Exhibit D shall be in writing and given to the parties at the addresses listed below (or to such other address as shall at any time be designated by any party in writing to the other party):  (a) by certified U.S. mail, return receipt requested, postage prepaid; (b) by facsimile transmission (provided confirmation of the receipt thereof is obtained); (c) by a nationally-recognized overnight courier service (e.g., Federal Express); or (d) by hand-delivery:

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

If to the Seller:	Georgia-Pacific Corporation 55 Park Place, 15th Floor Atlanta, GA 30303 Attention: Clayton Blanton Phone: 404-652-8026 Fax: 404-230-5711

If to Buyer:	BlueLinx Corporation 4100 Wildwood Parkway Atlanta, GA 30339 Attention: Barbara V. Tinsley Phone: 770-953-7089 Fax: 770-953-7008

All such notices shall be deemed effective (i) when actually delivered or when sent by facsimile (upon electronic confirmation of receipt), (ii) three (3) days after being deposited in the United States mail, first class, postage prepaid, or (iii) one (1) day after being delivered to a nationally-recognized overnight delivery service.

[NOTE:  Any Product Warranties will be attached to this Exhibit D.]

EXHIBIT E

STRUCTURAL PANELS PRODUCTS

The terms and conditions of the Master Agreement are incorporated herein by reference.  In the event of any inconsistency between this Exhibit E and the Master Agreement, the terms of this Exhibit E shall control.

ARTICLE 1
DEFINITIONS

1.1           Definitions.  For purposes of this Exhibit E, the following terms shall have the following meanings:

“Contract Year” means each consecutive twelve (12) month period following the Effective Date of the Master Agreement.

“Non-Standard Products” means Products that are utility grade, shop grade, rejects, decorative siding, on-grade production overruns, veneer and webstock.

“Products” means Plytanium™ Brand Products (Ply-Bead® Panels, Radiant Barrier Roof Sheathing, Sanded Panels, Sheathing, Siding and Sturd-I-Floor®), Oriented Strand Board and Non-Standard Products, and such other products as may be added from time to time upon the mutual agreement of Seller and Buyer.  For the avoidance of doubt, Buyer acknowledges and agrees that Seller reserves the right to change the name associated with any of the Products for marketing or other purposes, and the definition of “Products” shall include all products substantially similar to the Products listed above, regardless of the name given to such products.

1.2           Other Definitional Provisions.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Master Agreement.

ARTICLE 2
PURCHASE AND SUPPLY

2.1           Purchase Volumes.

(a)           Annual.  During***  , and except as otherwise provided in this Section 2.1, Seller agrees to supply and Buyer agrees to purchase the following volumes of Products:

***

(b)           Weekly.  Except as otherwise provided in this Section 2.1, Seller agrees to supply to Buyer and Buyer agrees to purchase from Seller***  , and to attempt in good faith to

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

supply to Buyer, and if available Buyer agrees to purchase from Seller*** .  In addition*** , Seller agrees to attempt in good faith to supply to Buyer*** .  Buyer and Seller agree to cooperate in good faith and to communicate with one another regarding production scheduling and Buyer’s daily sales and inventory volumes in order to facilitate the purchase and sale of Products.***

(c)           Volumes Subject to Variation.  Buyer expressly acknowledges and agrees that the availability of the volumes set forth on Schedule 1 is subject to variation depending upon a number of factors including, without limitation***.  In the event Seller changes its ongoing production capacity*** .  The nature of the relationship between Buyer and Seller with respect to the Products is such that*** .  In the event Seller is unable during any week to supply any portion of the*** , then,*** Seller will supply*** .

(d)           Sanded Panels and Siding.  Notwithstanding anything to the contrary set forth in this Exhibit E, Buyer acknowledges and agrees that Seller*** .

(e)           Sturd-I-Floor®.  Buyer acknowledges and agrees that Seller*** .

2.2           Failure to Purchase or Supply.

(a)           Buyer’s Obligations.  Subject to Section 2.2(c) hereof, in the event Buyer fails to purchase any*** when such*** is available for purchase from Seller*** .  Buyer shall pay such amount to Seller within*** following receipt of Seller’s invoice therefore.

(b)           Seller’s Obligations.  On average during*** , Seller shall be obligated to supply to Buyer at least the*** and the*** set forth on Schedule 1*** .  In the event during any*** Seller fails to supply at least the*** and the*** set forth on Schedule 1 (any shortfall amount being the “Seller Shortfall”), then, with respect to the*** , Seller shall*** determined in accordance with Section 5 of the Pricing Schedule.  Upon Seller’s agreement to*** , Seller*** .  Within*** , Seller shall*** to Buyer under this Section 2.2(b).

(c)           Shutdown of Seller’s Manufacturing Facilities.  In the event Seller shuts down or otherwise takes any one or more of its manufacturing facilities for the Products “offline” as a result of general market or economic conditions or for any other reason (in each case, a “Shutdown”), Buyer and Seller*** during such Shutdown with respect to the*** .

2.3           Sales to*** .*** acknowledges and agrees that*** , to sell the Products to the*** set forth on Schedule 2(a) attached hereto.  During the term hereof, Buyer agrees*** .

2.4           Sale of the Products*** . *** shall have the right to sell*** to the*** identified on Schedule 2(b) attached hereto and incorporated herein by this reference.  During the term hereof, Seller agrees*** .

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

2.5           Sale of Products***  .  Notwithstanding anything to the contrary set forth in the Master Agreement or in this Exhibit E, Buyer acknowledges and agrees that*** .

2.6           Electronic Data Interchange.  Buyer and Seller agree to utilize, at least to the extent historically utilized by Seller with respect to the Products, electronic data interchange to facilitate the interaction between Buyer and Seller for such functions as (but not limited to) order entry and freight systems.  Buyer acknowledges and agrees that Seller shall have the right to impose such reasonable restrictions on Buyer’s access to Seller’s businesses processes or data to the extent necessary to protect the Seller Proprietary Information in connection with such electronic data interchange.

2.7           Marketing.  At Seller’s discretion, Seller agrees to provide marketing aid to Buyer.  Such aid may include, without limitation, marketing and promotion through Product Literature and print advertising.  Buyer will use reasonable efforts to implement any marketing programs reasonably suggested by Seller.  Seller may pay to Buyer sales incentives to assist Buyer in motivating Buyer’s employees.

ARTICLE 3
PRICING

***

ARTICLE 4
FIELD REPRESENTATIVES AND CLAIMS INSPECTIONS

4.1           Field Representatives.  Buyer agrees to employ field representatives to perform certain services related to the Products to*** as long as they are customers of the Products.  Such services shall include, without limitation, in-store support, Product knowledge classes, store aisle management (including Product rotation), sign installation, materials inspections, literature stocking and point of purchase display maintenance.  Seller agrees to pay to Buyer*** .

4.2           ***

ARTICLE 5
TERM

Unless earlier terminated in accordance with the provisions of the Master Agreement or this Exhibit E, the term of the agreement between Buyer and Seller with respect to, this Exhibit B and the incorporated terms of the Master Agreement shall commence on the Effective Date and shall thereafter continue in effect until the fifth (5th) anniversary of the Effective Date (the “Initial Term”).  Either party may terminate this Exhibit E and the Master Agreement, solely as it relates to this Exhibit E, by giving two (2) years prior written notice thereof to the other party, which written notice may not be given by either party prior to the fourth (4th) anniversary of the Effective Date.  If neither party has delivered a written

***      Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Exchange Act.

termination notice to the other party pursuant to the foregoing, following the Initial Term the term of this agreement shall continue until either party terminates this Exhibit E and the Master Agreement, solely as it relates to this Exhibit E, by giving two (2) years prior written notice thereof to the other party.

ARTICLE 6
NOTICES

All notices and other communications required or permitted under the Master Agreement or this Exhibit E shall be in writing and given to the parties at the addresses listed below (or to such other address as shall at any time be designated by any party in writing to the other parties):  (a) by certified U.S. mail, return receipt requested, postage prepaid; (b) by facsimile transmission (provided confirmation of the receipt thereof is obtained); (c) by a nationally-recognized overnight courier service (e.g., Federal Express); or (d) by hand-delivery:

If to the Seller:	Georgia-Pacific Corporation 55 Park Place, 19th Floor Atlanta, GA 30303 Attention: Ronald L. Paul Phone: 404-652-8404 Fax: 404-487-4365

If to Buyer:	BlueLinx Corporation 4100 Wildwood Parkway Atlanta, GA 30339 Attention: Barbara V. Tinsley Phone: 770-953-7089 Fax: 770-953-7008

All such notices shall be deemed effective (i) when actually delivered or when sent by facsimile (upon electronic confirmation of receipt), (ii) three (3) days after being deposited in the United States mail, first class, postage prepaid, or (iii) one (1) day after being delivered to a nationally-recognized overnight delivery service.

[NOTE:  Any Product Warranties will be attached to this Exhibit E.]